Exhibit 99.1
Local Bounti Announces Full Year 2022 Financial Results
Secures up to $145 million of new financing to support growth
Financings provide $50 million of cash to the balance sheet for operations
Provides full year 2023 sales guidance of $34 to $40 million
HAMILTON, MT – March 29, 2023 – Local Bounti Corporation (NYSE: LOCL, LOCL WS) ("Local Bounti" or the "Company"), a breakthrough U.S. indoor agriculture company combining the best aspects of vertical and greenhouse growing technologies, today announced its financial results for the three and twelve months ended December 31, 2022 and provided sales guidance for full year 2023.

Craig Hurlbert, Co-CEO of Local Bounti, stated, "2022 marked our first full year as a public company, complete with several important milestones. We made significant advancements in the refinement and productivity of our Stack & Flow TechnologyTM, which continues to underpin our business model with a capital efficient tool to enhance crop turns and maximize return on investment across a variety of CEA approaches. Beyond our greenfield expansions, this technology affords us flexibility to establish greater scale quickly through strategic acquisitions — which we demonstrated with our Pete's transaction where we are integrating our technology to further improve upon the productivity of those assets. With our distribution reach, which surpasses 10,000 doors, and our growing capacity that is improving by the day, we have also attracted new partnerships and expanded others — most notably with the offtake agreement with Sam's Club for our leafy greens production. Together, our integrated team is driving synergies across our Company while also driving the business forward with new product development.”

Mr. Hurlbert added, “Looking ahead to 2023, we are poised to complete our Georgia and Texas facilities and our Washington facility in 2024. Further, we continue to push forward our other projects with the resources provided by today’s announcement of the new financings. With this additional capital, we believe that we have the funding required to drive the business to positive adjusted EBITDA."

Full Year 2022 Financial Summary

•Sales of $19.5 million in 2022, as compared to $0.6 million in the prior year period.
•Gross profit was $2.2 million in 2022. Adjusted gross margin percentage1 was approximately 38%, excluding depreciation, stock-based compensation, business combination related costs, and other non-recurring items.
•Net loss was $111.1 million in 2022 as compared to net loss of $56.1 million for the prior year period. Adjusted EBITDA1 loss was $29.8 million, which excludes $39.2 million in stock-based compensation, $16.7 million in interest expense, $10.4 million of depreciation and amortization, fair value inventory adjustment of $1.0 million, business combination and integration costs of $10.1 million, restructuring costs of $1.1 million, $2.6 million of loss on disposal of fixed assets, utilities price spike and inclement weather related costs of $0.4 million, and other discrete items. Adjusted EBITDA loss in the prior year period was $17.8 million.

1See reconciliation of the non-GAAP measures at the end of this press release.

Commercial Facility Expansion Update

Byron, Georgia Facility Phase 1-A, 1-B and 1-C Progress
The Company completed its first "Stack" vertical zone in the fourth quarter, as part of its Stack & Flow Technology™ implementation, and is producing product in Phase 1-A. Construction of Phase 1-B is progressing and the Company now expects completion of this phase early in the second quarter of 2023. Following Phase 1-B completion, the site’s greenhouse footprint will be established and ready to integrate the complementary Stack zones that comprise Phase 1-C.

Construction Commences on “Stack” integration at Georgia Facility
Georgia facility Phase 1-C construction has commenced, which reflects the integration of its vertical “Stack” component of the facility architecture. The Company now expects this work to be completed and operational early in the fourth quarter of 2023, following some weather induced construction delays. The Company’s Stack & Flow TechnologyTM is expected to add approximately 40% of incremental revenue generating capacity to the finished Georgia facility, which will be comprised of six acres of greenhouses and multiple climate, water, and spectral controlled Stack zones.

Construction Underway at Mount Pleasant, Texas Facility
In early January 2023, the Company started construction of the six-acre facility, which will leverage Local Bounti's proprietary Stack & Flow Technology™ to grow and sell its indoor grown line of packaged leafy greens. Varieties will include spring mix, butter lettuce, romaine crisp, green leaf, and additional blends. The addition of the new facility in northeast Texas is expected to fortify Local Bounti's distribution in markets across Texas, Oklahoma, Louisiana, Mississippi, Arkansas, Kansas, and Missouri. Further, the facility is designed to provide additional capacity to meet existing demand from Local Bounti's direct relationships with blue-chip retailers and distributors throughout the region. The facility is expected to commence operations in the fourth quarter of 2023.

Pasco, Washington Facility Progress
The Pasco, Washington facility continues to progress with anticipated completion in the first quarter 2024, which reflects the Company’s decision to stagger construction to accommodate the commissioning of its Texas facility in the fourth quarter of 2023. The Washington facility will be comprised of multiple Stack zones and three acres of greenhouse.
SKU Development

In January 2023, Local Bounti successfully launched its chef-inspired Asian Style Chicken Lettuce Wrap Kit, a restaurant-quality meal solution that is prepared at home in about 5 minutes, at 194 Sprouts Farmers Markets locations in California and Arizona. Local Bounti's new Asian Style Chicken Lettuce Wrap Kit featuring fully cooked, white meat chicken, mushrooms, carrots and green onions in a tangy stir fry sauce, represents the Company's entry into the 'Heat and Eat' category.

Capital Structure

The Company ended the quarter with cash, cash equivalents and restricted cash of $24.9 million and approximately $29.1 million of undrawn capacity on its credit facility with Cargill Financial Services International, Inc. Local Bounti had approximately 103.7 million shares outstanding as of December 31, 2022, and had an additional 11.5 million warrants outstanding and approximately 9.5 million restricted stock units outstanding. As of December 31, 2022, including these warrants and restricted stock units, the Company had a fully diluted share count of approximately 124.7 million shares outstanding.

Secures Additional Financing to Support Growth
Today, the Company secured up to $145 million of additional financing from two sources to support its current growth plans. The first component of this financing is an agreement to expand Local Bounti's existing credit facility with Cargill by up to $110 million per the terms and conditions of the agreement to a total of $280 million. This expansion provides capital to fund construction at its facilities in Georgia, Texas, and Washington. The second component of the financing is an agreement with an internally managed net-lease real estate investment trust for the sale-leaseback of Local Bounti's two facilities located in California for approximately $35 million. Additional details regarding the terms of these agreements can be found in the concurrent press release issued this morning and in the Company’s Form 10-K for the year ended December 31, 2022 to be filed later this week. Following this additional amendment and the closing of the sale-leaseback transaction, which is subject to customary closing conditions and is expected in the second quarter of 2023, the Company expects to add $50 million to its balance sheet for use in its operations. Additionally, the Company has also received term sheets from a licensed United States Department of Agriculture (USDA) lender that the Company intends to utilize in due course for its Washington and Texas facilities, which is expected to reduce the Company's use of construction financing by approximately $80 million and lower its cost of capital.

Financial Outlook

Management is providing its full year 2023 sales guidance of $34 to $40 million, which approximates its expected production from its Montana, California and Georgia (Phase 1-A and 1-B) facilities, but excludes the expected future positive impact from additional capacity following its Stack implementation at the Georgia facility.

Conference Call

The Company will host a conference call with members of the Local Bounti executive management team. The conference call is scheduled to begin at 8:00 a.m. ET on Wednesday March 29, 2023. To participate on the live call, listeners in North America may dial (877) 514-3623 and international listeners may dial (201) 689-8768.

In addition, the call will be broadcast live via webcast, hosted at the "Investors" section of the Company's website at localbounti.com and will be archived online.

About Local Bounti
Local Bounti is redefining indoor farming with an innovative method – its proprietary Stack & Flow Technology™ – that significantly improves crop turns, increases output and improves unit economics. Local Bounti operates advanced indoor growing facilities across the United States, servicing over 10,000 retail doors with its two brands: Local Bounti® and Pete's®. Local Bounti grows healthy food utilizing a hybrid approach that integrates the best attributes of controlled environment agriculture with natural elements. Local Bounti's sustainable growing methods are better for the planet, using 90% less land and 90% less water than conventional farming methods. With a mission to 'bring our farm to your kitchen in the fewest food miles possible,' Local Bounti's food is fresher, more nutritious, and lasts longer than traditional agriculture. To find out more, visit localbounti.com or follow Local Bounti on LinkedIn for the latest news and developments.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as "expect," "will," "continue," "believe," expect," "estimate," "project," "intend," "should," "is to be," or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to: statements regarding the existence of sources of committed financing, development of technology, goals to achieve positive adjusted EBITDA, projected financial information, estimates and forecasts of other financial and performance metrics, projected costs of building or acquiring facilities, projections of market opportunity and market share, the Company's ability to access additional capital when needed and on terms acceptable to the Company, and the timing of filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2022. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risk that Local Bounti will fail to obtain additional necessary capital when needed on acceptable terms, or at all; Local Bounti's ability to effectively integrate the acquired operations of Pete's into its existing operations; the ability of Local Bounti to retain and hire key personnel; the uncertainty of projected financial information; Local Bounti's increased leverage as a result of additional indebtedness incurred in connection with the recent acquisition of Pete's or as the result of the incurrence of additional future indebtedness; restrictions contained in Local Bounti's debt facility agreements with Cargill; Local Bounti's ability to repay, refinance, restructure and/or extend its indebtedness as it comes due; and unknown liabilities that may be assumed in the transaction; Local Bounti's ability to generate revenue; the risk that Local Bounti may never achieve or sustain profitability; the risk that Local Bounti could fail to effectively manage its future growth; Local Bounti's ability to build out additional facilities; reliance on third parties for construction, delays relating to material delivery and supply chains, and fluctuating material prices; Local Bounti's ability to decrease its cost of goods sold over time; potential for damage to or problems with Local Bounti's CEA facilities; Local Bounti's ability to attract and retain qualified employees; Local Bounti's ability to develop and maintain its brand or brands it may acquire; Local Bounti's ability to maintain its company culture or focus on its vision as it grows; Local Bounti's ability to execute on its growth strategy; the risks of diseases and pests destroying crops; Local Bounti's ability to compete successfully in the highly competitive natural food market; Local Bounti's ability to defend itself against intellectual property infringement claims; changes in consumer preferences, perception and spending habits in the food industry; seasonality; Local Bounti's ability to achieve its sustainability goals; and other risks and uncertainties indicated from time to time, including those under "Risk Factors" and "Forward-Looking Statements" in Local Bounti's Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 30, 2022, as supplemented by subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and other reports and documents Local Bounti files from time to time with the SEC. Local Bounti cautions that the foregoing list of factors is not exclusive and cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date hereof. Local Bounti does not undertake or accept any obligation or undertaking to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Non-GAAP Financial Information

This press release contains references to adjusted EBITDA, adjusted gross profit, adjusted gross margin percentage and adjusted selling, general and administrative, which are adjusted from results based on generally accepted accounting principles in the United States ("GAAP") and exclude certain expenses, gains and losses. The Company defines and calculates adjusted EBITDA as net loss attributable to Local Bounti before the impact of interest expense, depreciation, amortization, and adjusted to exclude stock-based compensation expense, business combination fair value basis adjustment to inventory, business acquisition and strategic transaction due diligence and integration related costs, restructuring and business realignment costs, utilities price spike and inclement weather related costs, loss on disposal of fixed assets, and certain other non-core items. The Company defines and calculates adjusted gross profit as gross profit excluding depreciation, stock-based compensation, business combination related integration costs, utilities price spike and inclement weather related costs, and business combination fair value basis adjustment to inventory. The Company defines and calculates adjusted gross margin percentage as adjusted gross profit as a percent of sales. The Company defines and calculates adjusted selling, general and administrative as selling, general and administrative expense excluding stock-based compensation, depreciation, amortization, business acquisition and strategic transaction due diligence, restructuring and business realignment costs, and loss on disposal of fixed assets.

These non-GAAP financial measures are provided to enhance the user's understanding of the Company's prospects for the future and the historical performance for the context of the investor. The Company's management team uses these non-GAAP financial measures in assessing performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP and the methods the Company uses to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for, or superior to, financial information presented in accordance with GAAP and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Refer to the attached financial supplement for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures for the three and twelve months ended December 31, 2022 and 2021.

Contact:

Kathleen Valiasek, Chief Financial Officer
Local Bounti
investors@localbounti.com

LOCAL BOUNTI CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$13,666	$96,661
Restricted cash and cash equivalents	11,272	4,416
Accounts receivable, net	2,691	110
Inventory, net	3,594	922
Prepaid expenses and other current assets	2,881	3,399
Total current assets	34,104	105,508
Property and equipment, net	157,844	37,350
Operating lease right-of-use assets	137	55
Goodwill	38,481	—
Intangible assets, net	47,273	—
Other assets	901	1,017
Total assets	$278,740	$143,930

Liabilities and stockholders' equity (deficit)
Current liabilities
Accounts payable	$13,757	$1,920
Accrued liabilities	9,426	16,020
Operating lease liabilities	84	28
Total current liabilities	23,267	17,968
Long-term debt, net of debt issuance costs	119,814	11,199
Financing obligation	14,139	13,070
Operating lease liabilities, noncurrent	187	10
Total liabilities	157,407	42,247

Commitments and contingencies

Stockholders' equity (deficit)
Common stock, $0.0001 par value, 400,000,000 shares authorized, 103,700,630 and 86,344,881 issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	10	9
Additional paid-in capital	300,636	169,916
Accumulated deficit	(179,313)	(68,242)
Total stockholders' equity	121,333	101,683
Total liabilities and stockholders' equity	$278,740	$143,930

LOCAL BOUNTI CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Sales	$6,638	$314	$19,474	$638
Cost of goods sold(1)(2)(3)	5,724	151	17,259	432
Gross profit	914	163	2,215	206
Operating expenses:
Research and development(2)(3)	5,126	852	14,059	3,425
Selling, general and administrative(2)(3)	17,941	25,973	82,682	41,498
Total operating expenses	23,067	26,825	96,741	44,923
Loss from operations	(22,153)	(26,662)	(94,526)	(44,717)
Other income (expense):
Convertible Notes fair value adjustment	—	—	—	(5,067)
Interest expense, net	(4,472)	(1,866)	(16,734)	(6,618)
Other income	93	257	189	309
Net loss	$(26,532)	$(28,271)	$(111,071)	$(56,093)

Net loss applicable to common stockholders per basic common share:
Basic and diluted	$(0.30)	$(0.44)	$(1.27)	$(1.06)
Weighted average common shares outstanding:
Basic and diluted	89,477,282	64,251,826	87,114,635	52,888,268

(1) Amounts include the impact for non-cash increase in cost of goods sold attributable to the fair value basis adjustment to inventory in connection with acquisition of Pete's as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cost of goods sold	$—	$—	$1,042	$—
Total business combination fair value basis adjustment to inventory	$—	$—	$1,042	$—
(2) Amounts include stock-based compensation as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cost of goods sold	$23	$—	$104	$—
Research and development	668	—	2,057	—
Selling, general and administrative	4,859	12,953	37,005	17,895
Total stock-based compensation expense	$5,550	$12,953	$39,166	$17,895
(3) Amounts include depreciation and amortization as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cost of goods sold	$1,083	$34	$2,957	$66
Research and development	544	200	1,304	528
Selling, general and administrative	1,971	58	6,166	90
Total depreciation and amortization	$3,598	$292	$10,427	$684

LOCAL BOUNTI CORPORATION
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands)

RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT AND ADJUSTED GROSS MARGIN PERCENTAGE

	Three Months Ended December, 31		Year Ended December, 31
	2022	2021	2022	2021
Sales	$6,638	$314	$19,474	$638
Cost of goods sold	5,724	151	17,259	432
Gross profit	914	163	2,215	206
Depreciation	1,083	34	2,957	66
Stock-based compensation	23	—	104	—
Utilities price spike and inclement weather related costs	369	—	369	—
Business combination related integration costs	168	—	736	—
Business combination fair value basis adjustment to inventory	—	—	1,042	—
Adjusted gross profit	$2,557	$197	$7,423	$272
Adjusted gross margin %	39%	63%	38%	43%

RECONCILIATION OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSE TO ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSE

	Three Months Ended December, 31		Year Ended December 31,
	2022	2021	2022	2021
Selling, general and administrative	$17,941	$25,973	$82,682	$41,498
Stock-based compensation	(4,859)	(12,953)	(37,005)	(17,895)
Depreciation and amortization	(1,966)	(58)	(6,166)	(90)
Business combination with Leo Holdings III Corp transaction costs	—	(8,353)	—	(8,353)
Business acquisition and strategic transaction due diligence and integration related costs	(1,013)	—	(7,656)	—
Restructuring and business realignment costs	(431)	—	(1,052)	—
Loss on disposal of fixed assets	(2,316)	—	(2,568)	—
Adjusted selling, general and administrative	$7,356	$4,609	$28,235	$15,160

LOCAL BOUNTI CORPORATION
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands)

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	Three Months Ended December, 31		Year Ended December 31,
	2022	2021	2022	2021
Net loss	$(26,532)	$(28,271)	$(111,071)	$(56,093)
Stock-based compensation expense	5,550	12,953	39,166	17,895
Interest expense, net	4,472	1,866	16,734	6,618
Depreciation and amortization	3,598	292	10,427	684
Utilities price spike and inclement weather related costs	369	—	369	—
Business combination with Leo Holdings III Corp transaction costs	—	8,353	—	8,353
Business combination fair value basis adjustment to inventory	—	—	1,042	—
Business acquisition and strategic transaction due diligence and integration related costs	2,924	—	10,135	—
Restructuring and business realignment costs	431		1,052	—
Convertible notes fair value adjustment	—	—	—	5,067
Loss on disposal of fixed assets	2,316	—	2,568	—
Other income and expense	(93)	(257)	(189)	(309)
Adjusted EBITDA	$(6,965)	$(5,064)	$(29,767)	$(17,785)